U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

POSTAL HOLDINGS

(Name of small business issuer in its charter)

Nevada	7330	20-3565355
(State or other	(Primary Standard	(IRS Employer
jurisdiction	of Industrial Classification	Identification
incorporation	or Code Number)	Number)
organization)

3310 S. Nellis, Suite 24

Las Vegas, NV 89121

(702) 454-6688

(Address and telephone number of principal executive offices)

3310 S. Nellis, Suite 24

Las Vegas, NV 89121

(Address of principal place of business or intended principal place of business)

Jefferey J. Herring, President

POSTAL HOLDINGS

3310 S. Nellis, Suite 24

Las Vegas, NV 89121

(702) 454-6688

(Name, address and telephone number of agent for service)

Copies of Communications to:

Donald J. Stoecklein, Esq.

Stoecklein Law Group

Emerald Plaza

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Approximate date of commencement of proposed sale to public:

As soon as practicable after the registration statement becomes effective

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, $.001 par value	500,000	$0.10	$50,000	$5.35

TOTAL	500,000	N/A	$50,000	$5.35(2)

(1)  The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c).

(2)	Previously paid with initial filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated _________, 2007

Initial Public Offering

PROSPECTUS

POSTAL HOLDINGS

500,000 Shares of Common Stock

$0.10 per share

The Offering

	Per share	Total
Public Price...	$0.10	$50,000
Commissions...	$0	$0
Proceeds to Postal Holdings...	$0.10	$50,000

We are offering to the public 500,000 shares of common stock, at $0.10 per share, on a “direct public offering” basis, through our sole officer/director. This offering terminates in 12 months after commencement of this offering, on ____, 2008. If we do not sell the 500,000 shares prior to the termination date, all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated bank account. The segregated account is not an escrow, trust or similar account.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

See “Risk Factors” beginning on page 4 for a discussion of material risks that you should consider prior to purchasing any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________________

The information contained in this prospectus is subject to completion or amendment. We have filed a registration statement with the Securities and Exchange Commission relating to the securities offered in this prospectus. We may not sell these securities nor may we accept any offers to buy the securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities. We shall not sell these securities in any state where such offer, solicitation or sale would be unlawful before we register or qualify the securities for sale in any such State.

THE DATE OF THIS PROSPECTUS IS _________________, 2007.

Table of Contents

Prospectus Summary	1
Summary Financial Information	3
Risk Factors	4
Special Note Regarding Forward-Looking Information	9
Capitalization	9
Use of Proceeds	10
Determination of Offering Price	11
Dilution	11
Plan of Distribution and Terms of the Offering	12
Legal Proceedings	14
Director, Executive Officers, Promoters and Control Persons	14
Security Ownership of Certain Beneficial Owners and Management	14
Description of Securities	15
Interest of Named Experts and Counsel	18
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	18
Description of Business	19
Reports to Stockholders	22
Management’s Discussion and Analysis of Financial Condition and Results of Operations	22
Description of Property	28
Certain Relationships and Related Party Transactions	28
Market for Common Equity and Related Stockholders Matters	29
Dividends	29
Executive Compensation	29
Shares Eligible for Future Sale	30
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	31
Index to Financial Statements	32
Report of Independent Certified Public Accountant	F-1
Balance Sheets	F-2
Statements of Operations	F-3
Statements of Changes in Stockholders’ Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6 – F-12

Review Report of Independent Certified Public Accountant	G-1
Balance Sheets	G-2
Statements of Operations	G-3
Statements of Cash Flows	G-4
Notes to Financial Statements	G-5 – G-7

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and "the Company" refer to Postal Holdings.

Postal Holdings was incorporated in the State of Nevada on September 22, 2005. We were formed to engage in the business of establishing postal facilities designed to offer customers packaging, shipping, mail receiving and forwarding, copies, eBay auction support and other products and services which complement our core business. Concurrent with our formation we acquired, from our founder, 100% of the membership interest of What-If, LLC, a Nevada limited liability company, which was formed in August of 2005, as a wholly owned subsidiary, to become the owner of our first Postal Holding Store (PHS). The first PHS is a franchisee of Goin’ Postal.™ Our affiliation with Goin’ Postal is a standard franchise agreement which Goin’ Postal makes available to members of the general public purchasing a franchise from Goin’ Postal.

We have generated revenues of $238,025 for the six months ended March 31, 2007 and incurred a net loss of $5,380 for the same period. The capital raised in this offering has been budgeted to cover the costs associated with general working capital, advertising, transfer agent, accounting and legal fees. We believe that revenues generated from our operations, in addition to the cash from our offering will be sufficient to sustain operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from our operations will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

As of the date of this prospectus we have only one full-time employee. In addition, our sole officer, director and stockholder, provides assistance to the company on a non-paid basis. Additionally, even if the securities offered hereby are sold, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will go to covering the costs associated with our operations and marketing our business.

Postal Holdings’s address and phone number is:

Postal Holdings

3310 S. Nellis, Suite 24

Las Vegas, Nevada 89121

(702) 454-6688

The Offering

Securities Offered (1)...	500,000 shares of common stock

Price Per Share...	$0.10

Minimum Purchase...	NONE

Common Stock Outstanding before Offering...	2,100,000 shares of common stock

Common Stock Outstanding after Offering...	2,600,000 shares of common stock

Estimated Total Proceeds...	$50,000

Offering Expenses.....	$5,700

Net Proceeds after Offering Expenses...	$44,300

Use of Proceeds...	Other than the expenses of the offering, the proceeds of the offering will be used for; legal fees, advertising, Transfer Agent fees, accounting and Audit fees, and working capital

Subscriptions...	Subscriptions are to be made payable to “Postal Holdings.”

(1) Management may not, and will not purchase any shares in this offering.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data:	For the six months ended March 31,		For the year ended September 30,
	2007 (unaudited)	2006 (unaudited)	2006 (audited)	2005 (audited)
Income Statement Data:

Revenue	$ 238,025	$ 174,135	$ 70,909	$ 2,854
Cost of goods sold	210,206	151,574	26,417	1,315
Gross profit	27,819	22,561	44,492	1,539

Expenses:
General and administrative expenses	4,222	5,095	11,678	10,575
Depreciation	674	674	1,349	112
Professional fees	10,000	-	-	-
Rent	9,317	10,600	18,364	1,500
Salaries and wages	8,986	5,884	23,650	1,800
Total expenses	33,199	22,253	55,041	13,988

Net profit (loss)	$ (5,380)	$ 308	$ (10,549)	$ (12,449)

Net (loss) per share – basic and fully diluted	$ (0.00)	$ 0.00	$ (0.01)	$ (0.01)

Balance Sheet Data:	As at March 31, 2007 (unaudited)	As at September 30, 2006 (audited)	As at September 30, 2005 (audited)
Total Assets...	$ 44,732	$ 38,718	$ 26,819
Liabilities...	23,110	21,716	19,268
Stockholders’ Equity...	$ 21,622	$ 17,002	$ 7,551

RISK FACTORS

Investors in Postal Holdings should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a newly formed company organized in September 2005 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or sell any significant amount of products or services, thus potential investors have a high probability of losing their investment. Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

We were incorporated in September of 2005 as a Nevada corporation. As a result of our operations we have; (i) generated revenues from operations of $238,025 for the six-months ended March 31, 2007 (ii) accumulated a deficit of $28,378 through March 31, 2007, (iii) incurred a net loss of $5,380 for the six months ended March 31, 2007 compared to net income of $308 for the six months ended March 31, 2006, We have been focused on business development activities , including the establishment of our first postal store since we incorporated. Although we have commenced operations through setting up our first postal store, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our products and services, the level of our competition and our ability to attract and maintain key management and employees. Additionally, our auditor’s report reflects that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our sole officer and director, who has limited experience operating postal stores. The loss or unavailability to Postal Holdings of Mr. Herring’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Jefferey J. Herring, our sole officer and director. Although Mr. Herring is not irreplaceable it would be difficult to replace Mr. Herring at such an unprofitable stage of Postal Holdings. The loss by or unavailability to Postal Holdings of Mr. Herring’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Herring could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Herring, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Herring, then, in that event we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Herring has no experience in running a public company and minimal experience in operating a postal store business. The lack of experience in operating a public company or in operating a postal store business could impact our return on investment, if any.

As a result of our reliance on Mr. Herring, and his lack of experience in operating a public company or operating a postal store business, our investors are at risk of losing their entire investment. Although Mr. Herring intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to sufficiently capitalize our company. Until such future offering occurs, and until such management is in place, we are reliant upon Mr. Herring to make the appropriate management decisions.

Mr. Herring may become involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Herring’s limited time devotion, less than 15 days per month, to Postal Holdings could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Herring is currently involved in other businesses that have not, and are not expected in the future to interfere with Mr. Herring’s ability to work on behalf of our company. Additionally, Mr. Herring owns and operates another PHS. Mr. Herring may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Herring will devote only a portion, less than 15 days per month, of his time to our activities. As our sole officer and director, decisions are made at his sole discretion and not as a result of compromise or vote by members of a board.

Mr. Herring will own approximately 80% of our outstanding common shares if the shares in this offering are sold. As a consequence of his controlling stock ownership position, Mr. Herring will retain the ability to elect a majority of our board of directors, and thereby control our management. Mr. Herring also has the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by Mr.

Herring could discourage investments in our company, or prevent a potential takeover of our company, which may have a negative impact on the value of our securities.

As a result of Mr. Herring’s majority ownership of our outstanding common shares after this offering, Mr. Herring will control our issuance of securities after the offering.

As a consequence of Mr. Herring’s controlling stock ownership position, acting alone he will be able to authorize the issuance of securities that may dilute and otherwise adversely affect the rights of purchasers of stock in the offering, including preferred stock. Additionally, he may authorize the issuance of these securities to anyone he wishes, including himself and his affiliates at prices significantly less than the offering price.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the shares is substantially higher than the net tangible book value of the Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately 74.65%, based upon the unaudited financial statements for the six months ended March 31, 2007. See “Dilution”

We are subject to substantial competition, which includes competition from other affiliates of Goin’ Postal.

We will encounter aggressive competition in our industry, including other franchisee holders, who have the same or greater ability as we do to seek customers. As a result of our agreement with Goin’ Postal, we do not acquire any rights or privileges that are not enjoyed by other franchisee holders. Therefore, our ability to compete in the marketplace will be dependent upon our ability to cause customers to purchase products and services from us, which we believe is a function of our ability to generate positive feedback from customers and our ability to purchase products and inventory at prices which provide for sufficient markup for us to generate a profit, in addition to establishing our business in locations which generate sufficient traffic for us to maintain profitability. We may be unsuccessful in accomplishing these functions.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our shortage in working capital and cash flow shortages, we will have to incur the costs of building out our facilities, hiring new employees and commencing marketing activities for our products. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to maintain minimum operations and working capital requirements and will assist us in further developing our initial business operations; however it will not be sufficient to allow us to expand our business meaningfully. Additionally, even if we sell all of the securities we are offering, the majority of the offering’s net proceeds will be used working capital during the next twelve months.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

As a result of our deficiency in working capital at September 30, 2006 and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes,” allowing for such offers and sales. Initially we only have intentions of offering our securities being registered in the State of Nevada wherein a registration statement has been filed.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under Section 13(a) of the Exchange Act, as amended.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Postal Holdings files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room

100 F. Street, N.W.

Washington, D.C. 20549-0405

Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2007, after giving effect to and as adjusted to give effect to the sale of the 500,000 shares offered in this prospectus.

	As at March 31, 2007 (unaudited)	AS ADJUSTED For the Offering Proceeds
Current Liabilities:	$ 23,110	$ 23,110

Stockholders’ Equity:
Common Stock, $0.001 par value; 100,000,000 shares authorized;
2,100,000 shares issued and outstanding	2,100
2,600,000 shares issued and outstanding as adjusted following 500,000 share offering		2,600
Preferred Stock, $0.001 par value; 20,000,000 shares authorized: no shares issued	-	-
Additional paid-in capital	47,900	97,400
Offering expenses	-	(5,700)
Accumulated deficit	(28,378)	(28,378)
Stockholders’ Equity	21,622	65,922
Total Capitalization	$ 44,732	$ 89,032

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $10,091 the net proceeds of this offering $44,300 and cash flow from operations will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $44,300. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$ 50,000

Less: Offering Expenses
Legal	$ 5,000
Copying	200
SEC & State Filing Fees	500

Net Proceeds from Offering	$ 44,300

Use of Net Proceeds

Legal (1)	$5,000
Advertising	$2,000
Transfer Agent Fees	$1,800
Accounting & Audit Fees (2)	$10,000
Working Capital (3)	$25,500

Total Use of Net Proceed	$44,300

  Stoecklein Law Group received 50,000 shares of common stock at $0.10 per share, valued at $5,000, and will be paid $5,000 from the use of proceeds towards legal fees associated with its legal services in filing the form SB-2.

  Accuity Financial Services received 50,000 shares of common stock, and will be paid up to $7,500 for its services in assisting us in our SEC reports and preparation of our financial statements for a twelve month period. We have also allocated $2,500 for our 2007 annual audit.

  Working Capital. Includes any application deemed appropriate for the company to maintain operations.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our current operating loss;

•      prevailing market conditions, including the history and prospects for the industry in which we compete;

•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At March 31, 2007 our common stock had a pro forma net tangible book value of approximately $21,622, or $0.01 per share. After giving effect to the receipt of the net proceeds from the shares offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at March 31, 2007, would have been $65,922 or $0.03 per share. This represents an immediate increase in net tangible book value to our present stockholders of $0.02. This results in immediate dilution per share to investors of $0.07 or 74.65%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...	$0.10
Net tangible book value per share before offering...	$0.01
Increase per share attributable to investors...	$0.02
Pro forma net tangible book value per share after offering...	$0.03
Dilution per share to investors...	$0.07

The following tables summarize, as of March 31, 2007, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 500,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Cash Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Original Stockholders	2,100,000	80%	$20,000	29%	$0.01
Public Stockholders	500,000	20%	$50,000	71%	$0.10
Total	2,600,000	100%	$70,000	100%

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 500,000 shares of common stock, at $0.10 per share, on a “best efforts,” “all-or-none,” basis in a “direct public offering” through our sole officer and director. This offering terminates in 12 months after commencement of this offering. If we do not sell all of the 500,000 shares being offered prior to the termination date, all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors.

Funds received prior to reaching the 500,000 shares will be held in a non-interest bearing account and will not be used until the offering is completed. The segregated account is an account separated from our existing operations account set up for the sole purpose of receiving the proceeds of this offering. The segregated account is not an escrow, trust or similar account; the account is managed and monitored by management of Postal Holdings to handle the processing of all subscription funds. If we do not sell 500,000 shares within twelve months after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction, within 24 hours of the termination of the offering if not fully subscribed within the twelve months.

If we were unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of twelve months after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering,” basis through our sole officer and director, Jefferey L. Herring, who will not receive any commission in connection with the sale of shares, although we will reimburse Mr. Herring for expenses incurred in connection with the offer and sale of the shares. Mr. Herring intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of Mr. Herring.

Mr. Herring will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•	he must restrict participation to transactions involving offers and sale of the shares;
•

he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and he must not have been associated with a broker or dealer for the preceding 12 months, and he cannot participate in selling an offering of securities for any issuer more than once every 12 months; and

•	he must restrict participation to written communications or responses to inquiries of potential purchasers.

Mr. Herring will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Mr. Herring will not be purchasing shares in the offering, nor will any of his affiliates.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in the State of Nevada, or if a sale occurs in a jurisdiction from outside the State of Nevada, that it complies with the Blue Sky rules of such state. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Mr. Herring, who controls the prospectus delivery requirements to each offeree;
•	the subscription is completed by the offeree, and submitted with check back to Mr. Herring, who faxes the subscription and a copy of the check to counsel for review;
•	each subscription is reviewed by counsel for the Company, to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. Herring, approved by Mr. Herring, and the funds are deposited into an account labeled: Postal

Holdings Account, within 24 hours of approval;

•	subscriptions not accepted are returned with the undeposited check within 24 hours of the decision not to approve the subscription.

Funds will be deposited to the following:

Postal Holdings

Wells Fargo Bank

770 East Warms Springs Rd., Suite 100

Las Vegas, Nevada 89119

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole member of our Board of Directors serves without compensation until the next annual meeting of stockholders, or until his successor has been elected. The officers serve at the pleasure of the Board of Directors. At present, Jefferey J. Herring is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Jefferey J. Herring	41	President, Secretary/Treasurer, Director

Duties, Responsibilities and Experience

Jefferey J. Herring. President, Secretary/Treasurer, Director and founder of Postal Holdings from September 22, 2005 (inception) to present. Mr. Herring currently does not spend more than 15 days per month on Postal Holdings business. From October 2006 through present, Mr. Herring has served, and continues to serve as Vice President of West coast operations for DB Amusement, Inc., a Maryland corporation in the business of providing arcade equipment to various retail outlets. From May 2005 to present, Mr. Herring was, and currently remains President of Big Fish Enterprises, a postal shipping retail store. From March 2000 through July 2004 Mr. Herring was Director of Operations for the NASCAR® Café in Las Vegas, Nevada. From January 1999 through December 2004, Mr. Herring served as Managing Member of Triple “J” Ranch, LLC, an amusement ride company. Mr. Herring has no experience as either a Board Member or executive of a Public Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 500,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group. The address of each person is care of Postal Holdings.

Name of Director, Officer and Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After Offering
Jefferey J. Herring	2,000,000	95.2%	76.90%
All Directors, Officers and Beneficial Owners as a Group	2,000,000	95.2%	76.90%

“Beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 2,100,000 shares were outstanding as of the date of this prospectus. Upon sale of the 500,000 shares, we will have outstanding 2,600,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Postal Holdings, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;
•	to issue the shares;
•	to fix the number of shares;
•	to change the number of shares constituting any series; and
•	to provide for or change the following:
•	the voting powers;
•	designations;
•	preferences; and
•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
•	dividend rights (including whether dividends are cumulative);
•	dividend rates;
•	terms of redemption (including sinking fund provisions);
•	redemption prices;
•	conversion rights; and
•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20 to 33%
•	33% to 50%
•	more than 50%.

A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which;

•	has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and
•

does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record residing in Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Postal Holdings, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of Postal Holdings. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having;

•	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
•	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
•	representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

•

the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

•	the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or
•	if higher for the holders of Preferred Stock, the highest liquidation value of the Preferred Stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

The Stoecklein Law Group of 402 West Broadway, Suite 400, San Diego, California 92101 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable. We have agreed to pay the Stoecklein Law Group five thousand ($5,000) dollars from the gross proceeds of this offering, and have issued the Stoecklein Law Group 50,000 shares of our common stock. In addition, we have allocated an additional $5,000 from the proceeds of this offering for legal fees to be paid to Stoecklein Law Group over the twelve months from closing.

The audited financial statements of Postal Holdings and its subsidiary, as of September 30, 2005 and September 30, 2006, are included in this prospectus and have been audited by Lawrence Scharfman & Co. CPA P.C., independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Postal Holdings will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•	or under applicable Sections of the Nevada Revised Statutes
•	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
•	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Postal Holdings. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Postal Holdings in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

Postal Holdings was incorporated in the State of Nevada in September of 2005. We were formed to engage in the business of establishing postal facilities designed to offer customers packaging, shipping, mail receiving and forwarding, copies, eBay auction support and other products and services which complement our core business. Concurrent with our formation we acquired, from our founder, 100% of the membership interest of What-If, LLC, a Nevada limited liability company, which was formed in August of 2005, as a wholly owned subsidiary, to become the owner of our first Postal Holding Store (PHS). The first PHS is a franchisee of Goin’ Postal.™ Our affiliation with Goin’ Postal is a standard franchise agreement which Goin’ Postal makes available to members of the general public purchasing a franchise from Goin’ Postal.

Products and Services Provided

Our Goin’ Postal store offers a broad range of products and services for postal, business and communications support. The store is owned and operated pursuant to our franchise agreement with Goin’ Postal Franchise Corporation, as the franchisor. We, as the franchisee, individually determine prices for our services and products in accordance with competitive conditions in our respective franchise location. Goin’ Postal provides us with a franchise system that includes, among other things, instruction, operational guidance, assistance in site selection, marketing, and advertising programs. Postal Services and products offered at our Goin’ Postal store include:

Private Mail and Parcel Receiving – We act as receiving agents for parcels shipped to our customers through the U.S. Postal Service, United Parcel Service, and other express carriers.

Shipping - Our store offers shipping services through UPS and FedEx and can assist the customer in selecting the most appropriate and effective methods of packaging and sending parcels. Our store has software to enable rapid and accurate determination of charges for shipping based upon weight and the carrier selected. Shipping services constitute the most frequently used category of services and generate the highest proportion of revenues. Our service representatives advise customers about the packaging requirements of the various carriers, provide packaging of items for shipment, and sell packaging materials and postal supplies.

Business Support Products and Services - Businesses of all sizes, but primarily small office and home office workers, are frequent users of our services. Many businesses cannot afford their own mail room and shipping department nor can they afford to incur the overhead expense associated with running a fully equipped office. We provide a small business with a variety of business services and products such as notary public, word processing and computer timeshare, copying and printing services, and office supplies. Customers are able to scan documents, print materials from public access computers,

Communications Services – Our store currently offers customers fax, and in the future we intend to add voice mail, pagers, reception services, and Internet access services.

Convenience Items and Services – Our store offers convenience items such as postage stamps, envelopes, rubber stamps, and office supplies.

eBay selling service - We take digital photographs and take a written description from the seller. Through a third party service the item is listed for sale on eBay. We handle the shipping and handling of the sold items.

Our Goal

Our goal is to expand by opening more Goin’ Postal stores in locations our management deems to be cost effective and which are prime locations for our type of business.

Franchise Agreement and Fees

We are subject to a franchise agreement with Goin’ Postal Franchise Corporation. The franchise agreement required an initial franchise fee of $10,000. Also due with the initial franchise fee was the sum of $4,700 to purchase a Point of Sale System. The Point of Sale System is composed of a PC and monitor, Point of Sale software and hardware (cash drawer, bar code scanner, thermal receipt printer and credit card reader), Universal Rate Shopping Software, Quickbooks Pro, UPS shipping software, and FedEx shipping software. In addition to the initial franchise fee, we are required to pay a monthly royalty of $200. In addition, the franchise agreement requires us to pay a marketing fee of 0.75% of gross sales.

The franchise agreement has an initial term of 15 years, and currently provides us with an option to renew for additional 15-year terms upon the payment of franchise renewal fees. With the approval of the franchisor, we have the right to sell the location and to transfer and assign the franchise agreement. The franchisor has a right of first refusal to purchase the location in the event of a proposed sale.

Marketing Strategy

Our marketing strategy is to promote our name recognition and credibility, once established, and the name recognition and credibility of our Franchisor, as a reliable facility for small business and homeowners to handle their postal needs. To build name recognition, we are attempting to acquire or set up additional postal facilities in locations we deem to be cost effective and which are prime locations for our type of business.

Risk Management Insurance

We only maintain limited general business insurance. Our proposed insurance program, once implemented, will include property, casualty, and comprehensive general liability coverage. Management believes that the proposed insurance program, when completed, is intended to be adequate. There can be no assurance that we will be able to obtain or maintain such liability insurance.

Competition

The market in which Goin’ Postal stores operate is highly competitive. We experience competition from several sources. Direct competition comes from other national chains (such as UPS (Mail Boxes Etc and Kinko's), independent operations, and specialty service providers, such as copy centers, quick print centers and office supply companies. There is also growing competition from the United States Postal Service as it attempts to compete against Commercial Mail Receiving Agencies with its postal service centers located in shopping centers and elsewhere. We respond to these competitive challenges on several fronts. Goin’ Postal franchisees are continuing to explore ways of adding additional profit centers in the copying sectors, eBay selling services, Internet access, and computer processing services and printing. However, there can be no assurance that these programs will prove beneficial or that we ultimately will be able to compete effectively in the markets in which we currently operate or in which we may operate in the future.

Employees

We currently have only one full-time employee. Jefferey J. Herring, who is our sole officer and director, is also a part time non-paid employee. We look to Mr. Herring for his entrepreneurial skills and talents. For a discussion of Mr. Herring’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Herring will coordinate all of our business operations.

Our full time employee, who we pay $1,950 per month, is involved in the day-to-day operations including the purchasing and listing of items for sale through auction websites. Mr. Herring has provided the working capital to cover the expense of our full time employee. We plan to use consultants, attorneys and accountants as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees.

We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Herring spends the time he allocates to our business handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our SB-2 registration statement, and monitoring inventory purchases.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under Section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or as required by applicable securities regulations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

We were formed to engage in the business of establishing postal facilities designed to offer customers packaging, shipping, mail receiving and forwarding, copies, eBay auction support and other products and services which complement our core business. The first postal facility is a franchisee of Goin’ Postal Franchise Corporation.

During the six-months ended March 31, 2007 and 2006, we have generated revenues of $238,025 and $174,135, respectively. Our accumulated deficit at March 31, 2007 was $28,378. The capital raised in this offering has been budgeted to cover the costs associated with general working capital, advertising, transfer agent, accounting and legal fees. We believe that revenues generated from our operations, and the cash raised from this offering, will be sufficient to sustain operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from our operations will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Results of Operations

The Six Months Ended March 31, 2007 Compared to the Six Months Ended March 31, 2006

The following table summarizes selected items from the statement of operations at March 31, 2007 compared to March 31, 2006.

INCOME:

	Six Months Ended March 31,		Increase (Decrease)
	2007	2006	$	%
Revenue	$ 238,025	$ 174,135	$ 63,890	37%

Cost of Sales	210,206	151,574	58,632	39%

Gross Profit	27,819	22,561	5,258	23%

Gross Profit Percentage of Sales	12%	13%	--	(1%)

Revenue

Total revenue for the six months ended March 31, 2007 and 2006 was $238,025 and $174,135, respectively. This increase in revenues is due to normal business growth and our efforts in developing additional markets.

Our sales for the six months ended June 30, 2006 were $232,373 compared to sales of $82,062 in the six months ended June 30, 2005. This resulted in an increase in sales of $150,311, or 183%, from the same period a year ago. Our sales have increased over a year ago and we believe that revenue will continue to increase in the future as we are able to market more products through different ways of distribution.

Cost of sales / Gross profit percentage of sales

Cost of sales for the comparable period was $210,206 and $151,574, respectively. Our increase of $58,632, or 39%, is directly attributable to our revenue increase.

We achieved a gross profit of $27,819 and $22,561 for the periods ended March 31, 2007 and 2006, respectively. Gross profit as a percentage of sales was virtually unchanged from the preceding period. We believe this is a good trend because of the increase in revenue and will attempt to increase margins with increased sales.

EXPENSES:

	Six Months Ended March 31,		Increase (Decrease)
	2007	2006	$	%
Expenses:
General and administrative	$ 4,222	$ 5,095	$ (873)	(17%)
Depreciation	674	674	-	-
Professional fees	10,000	-	10,000	-
Rent	9,317	10,600	(1,283)	(12%)
Salaries and wages	8,986	5,884	3,102	53%

Total expenses	$ 33,199	$ 22,253	$ 10,946	49%

Net profit (loss)	$ (5,380)	$ 308	5,688	-

General and Administrative

General and administrative fees for the six months ended March 31, 2007 were $4,222, a decrease of $873, or 17%, from $5,095 for the six months ended March 31, 2006. General administrative fees decreased slightly mainly as a result of minor fluctuations in the expenditure of funds for general purposes.

Rent

Rent expense for the six months ended March 31, 2007 was $9,317, a decrease of $1,283, or 12%, from $10,600 for the six months ended March 31, 2006. Rent decreased due to renegotiation of the rent with the landlord for a decrease in monthly rent expense.

Salaries and wages

Salaries and wages for the six months ended March 31, 2007 were $8,986, an increase of $3,102, or 53%, from $5,884 for the six months ended March 31, 2006. The increase in salaries and wages was the direct result of converting a part-time employee into a full-time employee and normal increases in salaries.

Net Profit (Loss)

We incurred a net loss for the six months ended March 31, 2007 of $5,380 compared to a net profit of $308 for the six months ended March 31, 2006. The increase in net loss was the result of increased expenses in the six months ended March 31, 2007.

Results of Operations

Year Ended September 30, 2006 Compared to Year Ended September 30, 2005

REVENUE AND COST OF SALES:

	Year Ended September 30,		Increase (Decrease)
	2006	2005	$	%
Revenue	$ 70,909	$ 2,854	$ 68,055	-

Cost of sales	26,417	1,315	25,102	-

Gross Profit	44,492	1,539	42,953	-

Gross Profit Percentage of Sales	63%	54%	--	9%

Revenue

Total revenue for the years ended September 30, 2006 and 2005 was $70,909 and $2,854, respectively. This substantial increase in revenues was primarily due to the start up nature of our operations in 2005 and that our inception was September 22, 2005 and that of our wholly owned subsidiary was August of 2005.

Cost of Sales / Gross profit percentage of sales

Cost of sales was $26,417 in 2006 and $1,315 in 2005, a $25,102 increase in the cost of sales. This increase in cost of sales resulted in a gross profit of $44,492 in 2006 as opposed to a gross profit of $1,539 in 2005. Although a significant increase from the prior year, 2005 was a partial year of Revenues and Cost of Sales, consisting of approximately one month in 2005, compared to twelve months of Revenues and Costs incurred during 2006

Gross profit as a percentage of sales increased from 54% for the fiscal year ended December 31, 2005 to 63% for the fiscal year ended December 31, 2006.

EXPENSES:

	Year Ended September 30,		Increase (Decrease)
	2006	2005	$	%
Expenses:
General and administrative	$ 11,678	$ 10,575	$ 1,103	10%
Depreciation	1,349	112	1,237	-
Rent	18,364	1,500	16,864	-
Salaries and wages	23,650	1,800	21,850	-

Total expenses	$ 55,041	$ 13,988	$ 41,053	-

Net (loss)	$ (10,549)	$ (12,449)	$ (1,900)	15%

Expenses

Our expenses, which consisted primarily of general and administrative expenses of 11,678 and 10,575 for the years ended September 30, 2006 and 2005; rent of 18,364 and 1,500, and salaries and wages of 23,650 and 1,800 for the years ended September 30, 2006 and 2005. Our expenses in 2005 were primarily due to the start up expenses incurred by us in establishing our business operations. Total expenses for the years ended September 30, 2006 and 2005 was $55,041 and $13,988, a $41,053 increase in expenses was primarily due to the limited operations in 2005, approximately one month, compared to a twelve month operational period in 2006.

Net Loss

Our net loss for the years ended September 30, 2006 and 2005 was $10,549 and $12,449, respectively, for a decrease in losses of $1,900 or 15%. The decrease in net loss was the result of the lack of revenues in our start up year, and the limited time period involved in the revenue earning period, approximately one month, compared to twelve months in 2006, while at the same time incurring start up expenses in our first year.

Liquidity and Capital Reserves

Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash requirements. Since inception, we have financed our cash flow requirements through the issuance of common stock and borrowings, which has resulted in our receipt of $20,000 from the sale of our common stock, and $18,939 from proceeds from loans from our sole director and shareholder. As of March 31, 2007 we had cash on hand of $10,091, and inventory of $14,879. As we expand our activities, we may continue to experience net negative cash flows from operations, pending receipt of sales revenues. In addition to the current pending SB-2 registration, we anticipate obtaining additional financing to fund operations through private placements of common stock offerings in the future, and subsequent to the funding of this pending registration.

In determining whether to conduct this public offering instead of raising money through other means we analyzed: (i) exemptions from registration under the Federal Securities Laws; (ii) exemptions from registration in Nevada; (iii) the requirements of audited financial statements for certain exemptions, such as Regulation D 505 and 506 (when offering to unaccredited investors) and the disclosure mandated; (iv) the ability to generally solicit the sale of a security wherein registration is provided; (v) and, the potential for creating liquidity in the investment if submitted for trading.

We anticipate we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in a cash flow restricted type of business, particularly companies in the retail marketplace. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, provide order fulfillment through the Internet, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

As of March 31, 2007, current assets totaled $24,970.

Our Plan of Operation

Satisfaction of our cash obligations for the next 12 months. Our plan of operation has provided for us to establish our first operating Postal Holding Store. We opened for business on September 22, 2005. After executing the lease and building out the facility our monthly costs approximate $1,600. We initially capitalized our company for $20,000 from our sole officer, director and stockholder, Mr. Herring. We have utilized the $20,000 to setup our corporate organization, payment of audit fees for our registration, purchasing inventory, and payment of salaries. Our plan of operation indicates expenditures in the following year of at least $44,300, the net proceeds from this offering, to be used for: (i) legal fees - $5,000, (ii) advertising - $2,000, (iii) Transfer Agent fees - $1,800, (iv) accounting and audit fees - $10,000, and (v) working capital - $25,500. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures. Our sole officer and director, Mr. Herring has agreed to continue his part time work without pay if required, until such salary can be paid from revenues. If we were to not receive any additional funds, we could not continue our business operations.

Summary of any product research and development that we will perform for the term of the plan. We do not anticipate performing any significant product research and development under our plan of operation. In lieu of product research and development we anticipate spending efforts on our acquisition of inventory which will allow for the highest return on cost of goods.

Expected purchase or sale of plant and significant equipment. We do not anticipate the purchase or sale of any plant or significant equipment, as such items are not required by us at this time or in the next 12 months.

Significant changes in number of employees. The number of employees required to operate our business is currently one part time individual and one full time individual. After we complete the current offering our plan of operation anticipates our requiring additional capital to hire at least one additional full time person.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

DESCRIPTION OF PROPERTY

We currently maintain an office at 3310 S. Nellis, Suite 24, Las Vegas, NV 89121, which is our first operating facility. Our yearly rent of $19,200 is paid monthly in equal payments of $1,600. Additionally, Mr. Herring, our sole officer and director, occasionally will utilize his home to conduct business on our behalf. Mr. Herring does not receive any remuneration for the use of his home or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan, we do not require personnel other than Mr. Herring and our one full time employee to conduct our business. In the future, we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

We currently maintain inventory consisting of office supplies, packaging and shipping materials.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During September 2005, Mr. Herring acquired 1,000,000 shares of common stock, in exchange for his membership interest in What-If, LLC at a fair market price of $0.02 per share. Mr. Herring is the sole officer, director, stockholder, and promoter of Postal Holdings. In October 2005, Mr. Herring purchased 1,000,000 shares of common stock at a price of $0.02 per share. The proceeds from the sale of the shares to Mr. Herring, $20,000, constituted the initial capitalization of the company.

Accuity Financial Services assists us with the preparation of our financial statements and general accounting related functions on an as needed out sourced basis. Suzanne Herring, the spouse of our sole officer and director, is the president of Accuity Financial Services. We issued

Accuity Financial Services 50,000 shares of our common stock in exchange for accounting services. In addition, Donald J. Stoecklein, the principal of Stoecklein Law Group, our securities counsel, is also a director of Accuity Financial Services.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that NASD will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

As of February 5, 2007, there were three stockholders of our common stock, Mr. Herring, Accuity Financial Services and Stoecklein Law Group.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

Since our inception, we have not paid our sole officer and director, Jefferey J. Herring, for his services. Mr. Herring has agreed to provide services to us without compensation until additional capital is raised outside this offering, or as the result of future revenues.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business near term, the Board of Directors does not foresee a need for any committees.

Transfer Agent

The transfer agent for the common stock will be Pacific Stock Transfer Company, 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 2,600,000 shares of common stock, assuming the 500,000 shares are sold. Of these shares, the 500,000 shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our sole officer and director will not be purchasing shares in this offering. The remaining 2,100,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act.

Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice, and the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Postal Holdings at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

In September 2005, we engaged the services of Lawrence Scharfman & Co. CPA P.C., to provide an audit of our financial statements for the period from September 22, 2005 (inception) to September 30, 2006. This was our first auditor. We had no disagreements with our auditor through the date of this prospectus.

(Balance of Page Intentionally Left Blank)

Postal Holdings

INDEX TO FINANCIAL STATEMENTS

For the Year Ended September 30, 2006(Audited)
INDEPENDENT AUDITORS’ REPORT	F-1
BALANCE SHEET	F-2
STATEMENT OF OPERATIONS	F-3
STATEMENT OF STOCKHOLDERS’ EQUITY	F-4
STATEMENT OF CASH FLOWS	F-5
NOTES TO FINANCIAL STATEMENTS	F-6-F-12

For the Three and Six Months Ended March 31, 2007 (Unaudited)
INDEPENDENT AUDITORS’ REVIEW REPORT	G-1
BALANCE SHEET	G-2
STATEMENT OF OPERATIONS	G-3
STATEMENT OF CASH FLOWS	G-4
NOTES TO FINANCIAL STATEMENTS	G-5-G-7

Lawrence Scharfman & Co., CPA P.C.

Certified Public Accountants

18 E. SUNRISE HIGHWAY, #203	9608 HONEY BELL CIRCLE
FREEPORT, NY 11520	BOYNTON BEACH, FL 33437
TELEPHONE: (516) 771-5900	TELEPHONE: (561) 733-0296
FACSIMILE: (516) 771-2598	FACSIMILE: (56 I) 740-0613

INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Postal Holdings (the “Company”) as of September 30, 2006 and 2005, the related statement of operations, stockholders’ equity, and cash flows for the fiscal years ended September 30, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Postal Holdings (the “Company”), as of September 30, 2006 and 2005, the related statement of operations, stockholders’ equity, and cash flows for the fiscal years ended September 30, 2006 and 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lawrence Scharfman
Boynton Beach Florida	Lawrence Scharfman CPA

July 1, 2007

- LICENSED IN FLORIDA & NEW YORK -

Postal Holdings

Consolidated Balance Sheets

	September 30,	September 30,
	2006	2005
Assets

Current assets:
Cash	$1,071	$787
Inventory	9,712	4,246
Prepaid expenses	7,500	-
Total current assets	18,282	5,033

Fixed assets, net	7,983	9,333

Other assets
Intangible asset	10,000	10,000
Deposits	2,453	2,453
	12,453	12,453

	$38,718	$26,819

Liabilities and Stockholders' (Deficit)

Current liabilities:
Accounts payable	$819	$565
Accrued liabilities	539	338
Notes payable - related party	20,359	18,365
Total current liabilities	21,716	19,268

Long-term liabilities	-	-

	21,716	19,268

Stockholders' (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued or outstanding	$-	$-
Common stock, $0.001 par value, 100,000,000 shares authorized, 2,000,000 and 1,000,000 shares issued and outstanding at September 30, 2006 and 2005, respectively	2,000	1,000
Additional paid in capital	38,000	19,000
Accumulated (deficit)	(22,998)	(12,449)
	17,002	7,551

	$38,718	$26,819

The accompanying notes are an integral part of these financial statements.

Postal Holdings

Consolidated Statements of Operations

	September 30,	September 30,
	2006	2005

Revenue	$70,909	$2,854
Cost of sales	26,417	1,315

Gross profit	44,492	1,539

Expenses:
General and administrative expenses	11,678	10,575
Depreciation	1,349	112
Rent	18,364	1,500
Salaries and wages	23,650	1,800
Total expenses	55,041	13,988

Net (loss)	$(10,549)	$(12,449)

Weighted average number of
common shares outstanding - basic and fully diluted	1,012,603	1,000,000

Net (loss) per share - basic and fully diluted	$(0.01)	$(0.01)

The accompanying notes are an integral part of these financial statements

Postal Holdings

Statements of Stockholders' Equity

						(Deficit)
						Accumulated
	Common Stock		Preferred Stock		Additional	During	Total
					Paid-in	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Equity

September 22, 2005
Shares issued for asset purchase	1,000,000	$1,000	-	$-	$19,000	$-	$20,000

Net (loss)
September 22, 2005
(inception) to
September 30, 2005						(12,449)	(12,449)

Balance, September 30, 2005	1,000,000	1,000	-	-	19,000	(12,449)	7,551

October 1, 2005
Shares issued for cash	1,000,000	1,000			19,000		20,000

Net (loss)
September 30, 2006						(10,549)	(10,549)

Balance, September 30, 2006	2,000,000	$2,000	-	$-	$38,000	$(22,998)	$17,002

The accompanying notes are an integral part of these financial statements.

Postal Holdings

Consolidated Statements of Cash Flows

	September 30,	September 30,
	2006	2005

Cash flows from operating activities
Net (loss)	$(10,549)	$(12,449)
Depreciation	1,349	112
Adjustment to reconcile net (loss) to net cash
Prepaid expenses	(7,500)	-
Inventory	(5,465)	-
Accounts payable and accrued expenses	-	581
Other assets	-	-
Net cash provided (used) by operating activities	(22,166)	(11,755)

Cash flows from investing activities
Purchase of fixed assets	-	-
Intangible asset purchase	-	-
	-	-
Cash flows from financing activities
Proceeds from notes payable - related party	18,939	12,543
Payment on notes payable - related party	(16,490)	-
Sale of common stock	20,000	-
	22,449	12,543

Net increase (decrease) in cash	284	787
Cash - beginning	787	-
Cash - ending	$1,071	$787

Supplemental disclosures:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

.

Postal Holdings

Notes to the Consolidated Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Nature of Organization

Postal Holdings. (“PH”) was incorporated in the state of Nevada on September 22, 2005 and is an integrated retail and business services company focused on postal and shipping services.

On September 22, 2005, PH acquired 100% membership interest in What-If, LLC a Nevada Limited Liability Company in exchange for 1,000,0000 shares of it’s par value common stock.

Going concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company incurred losses from operations of $10,549 and $12,449 for the years ended September 30, 2006 and 2005, respectively, and had a working capital deficiency of $3,434 at September 30, 2006. These conditions raise substantial doubt about the Company's ability to continue as a going concern without the raising of additional debt and/or equity financing to fund operations. Management is actively pursuing new debt and/or equity financing and is continually evaluating the Company's operations, however, any results of their plans and actions cannot be assured. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Principles of Consolidation

The accompanying financial statements consolidate the accounts of PH and its wholly-owned subsidiary. All significant inter-company transactions and balances have been eliminated in consolidation.

Inventory

Inventories are stated at the lower of cost (first-in, first-out basis) or market (net realizable value).

Revenue Recognition

Revenue is recorded from postal and shipping services upon receipt of payment from customers the related costs are charged to costs of goods sold as incurred.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expense was $0 for the years ended September 30, 2006 and 2005, respectively.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Postal Holdings

Notes to the Consolidated Financial Statements

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2006 and 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable and notes payable. Fair values were assumed to approximate carrying values because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful life of the respective assets, ranging from five to ten years.

Stock-based compensation

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. PH adopted SFAS No. 123 (R) during the fourth quarter of 2005. Stock issued for services totaled $0 for the years ended September 30, 2006 and 2005.

Basic Loss Per Common Share

Net loss per common share is calculated utilizing the weighted average number of common shares outstanding during the period. Common stock equivalents and contingently issuable shares have not been included in the computation since the effect would be anti-dilutive.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on the difference between the financial statements carrying amount and the tax basis of assets and liabilities using the effective tax rates in the years in which the differences are expected to reverse. A valuation allowance related to deferred tax assets is also recorded when it is probable that some or all of the deferred tax assets will not be realized.

Postal Holdings

Notes to the Consolidated Financial Statements

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At September 30, 2006, the Company believes that there has been no impairment of its long-lived assets.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” which revises SFAS No. 123. SFAS No. 123(R) is effective July 1, 2005 for all calendar year-end companies and requires companies to expense the fair value of employee stock options and other forms of stock-based compensation. The Company must adopt this standard on January 1, 2006. This expense will be recognized over the period during which an employee is required to provide services in exchange for the award. Currently, the Company does not have any outstanding stock options, and as such the Company does not expect the guidance under SFAS No. 123(R) to have a material impact on the consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, “Exchange of Non-monetary Assets, an amendment of APB Opinion No 29, Accounting for Non-monetary Transactions.” SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets, which were previously required to be recorded on a carryover basis rather than a fair value basis. Instead, this statement provides that exchanges of non-monetary assets that do not have commercial substance be reported at carryover basis rather than a fair value basis. A non-monetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company expects to adopt the standard during the fiscal year 2005. The Company is evaluating the requirements of SFAS No. 153 and has not determined the impact on its financial condition or results of operations.

NOTE 2 – RELATED PARTY ACQUISITION

On September 22, 2005, the Company entered into an “Acquisition Agreement” to be completed between Postal Holdings and What-If, LLC whereby the Company would acquire 100% of the membership interest of What-If, LLC in exchange for 1,000,000 shares of the Company’s par value common stock. On September 30, 2005, the Company consummated the acquisition through the issuance of shares. Although Postal was the legal acquirer and surviving entity, due to common control, for accounting purposes the acquisition was treated as a recapitalization or a reverse acquisition. Accordingly, the 1,000,000 common shares held by the Company's shareholders were deemed to have been issued in exchange for the Company's net liabilities at the date of the acquisition.

Postal Holdings

Notes to the Consolidated Financial Statements

NOTE 3 -PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2006 and 2005 consists of the following:	2006	2005
Leasehold improvements	$ 4,400	$ 4,400
Office equipment	5,045	5,045
Furniture and fixtures	-0-	-0-
	9,445	9,445
Less accumulated depreciation and amortization	1,462	112
	$ 7,983	$ 9,333

NOTE 4 - OTHER CURRENT ASSETS

Other current assets as of September 30, 2006 and 2005 consist of the following:

	2006	2005
Prepaid professional fees	$ 7,500	$ -0-
Inventory	9,712	4,246
	$ 17,212	$ 4,246

NOTE 5 – INTANGIBLE ASSETS

In September 2005, the Company completed the purchase of What-If, LLC a privately held limited liability company. The assets acquired included a $10,000 “Franchise Agreement” with Goin' Postal Franchise Corporation™ that is not subject to amortization. Pursuant to the agreement, the initial term of the agreement is fifteen years with options for successive renewal periods of fifteen years each at no additional fee.

NOTE 6 - NOTES PAYABLE RELATED PARTY

Notes payable at September 30, 2006 and 2005 consist of the following:

	2006	2005
Note payable, due upon demand, non-interest bearing	$ 20,359	$ 18,365

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Operating leases

The Company leases certain business space under an operating lease agreement with an unrelated party. The base rent under the agreement is approximately $1,600 per month. The related lease expires August 31, 2008.

Postal Holdings

Notes to the Consolidated Financial Statements

The following is a schedule of future minimum rental payments (exclusive of common area charges) required under the operating lease having a remaining non-cancelable lease term in excess of one year as of September 30, 2006:

Year ended September 30,
2007	$ 19,200
2008	19,200
$ 38,412

Rent expense charged to operations was $18,364 and $1,500 for the years ended September 30, 2005 and 2006, respectively.

The leases also contain provisions for contingent rental payments based upon increases in taxes, insurance and common area maintenance expenses as well as renewal options.

Franchise agreements

On August 1, 2005, the Company’s wholly owned subsidiary, What-If, LLC entered into a fifteen year Franchise Agreement with Goin’ Postal Franchise Corporation™ whereby the Company is required to pay a royalty fee in the amount of $200 each month, the Franchise agreement expires July 31, 2020.

The following is a schedule of future royalty payments required under the agreement that have remaining non-cancelable term in excess of one year as of September 30, 2006:

Year ended September 30,
2007	$ 2,400
2008	2,400
2009	2,400
2010	2,400
2011 and thereafter	24,000
$ 33,600

NOTE 8 - INCOME TAXES

For the years ended September 30, 2006 and 2005, the Company incurred net operating losses and accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At September 30, 2006, the Company had approximately $22,998 of federal and state net operating losses. The net operating loss carry forwards, if not utilized will begin to expire in 2020-2021.

The components of the Company’s deferred tax asset are as follows:

Postal Holdings

Notes to the Consolidated Financial Statements

	As of September 30,
	2006	2005
Deferred tax assets:
Net operating loss carry forwards	$ 22,998	$ 12,449
Total deferred tax assets	22,998	12,449

Deferred tax liabilities:
Depreciation	-0-	-0-

Net deferred tax assets before valuation allowance	22,998	12,449
Less: Valuation allowance	(22,998)	(12,449)
Net deferred tax assets	$ -0-	$ -0-

For financial reporting purposes, the Company has incurred a loss since inception to September 30, 2006. Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at September 30, 2006.

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	Year ended September 30,
	2006	2005
Federal and state statutory rate	$ (7,819)	$ (4,233)
Change in valuation allowance on deferred tax assets	7,819	4,233
	$ -0-	$ -0-

NOTE 9 - STOCKHOLDERS' EQUITY

The Company is authorized to issue 10,000,000 shares of $0.001 par value preferred stock and 100,000,000 shares of $0.001 par value common stock.

During the year ended September 30, 2005, the Company issued 1,000,000 shares of common stock pursuant to the “Pre-Incorporation Agreement” between What-If, LLC and the Company (Note 2). The shares were valued at $20,000 the fair market value of the underlying assets.

During the year ended September 30, 2006, the Company issued 1,000,000 shares of its common stock for cash totaling $20,000 to its sole officer and director.

On February 5, 2007, the Company issued 50,000 shares of its common stock toward legal fees at a value of $0.10 per share. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration “transactions by an issuer not involving any public offering.”

Postal Holdings

Notes to the Consolidated Financial Statements

On February 5, 2007, the Company issued 50,000 shares of its common stock toward accounting fees at a value of $0.10 per share. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration “transactions by an issuer not involving any public offering.”

Lawrence Scharfman & Co., CPA P.C.

Certified Public Accountants

18 E. SUNRISE HIGHWAY, #203	9608 HONEY BELL CIRCLE
FREEPORT, NY 11520	BOYNTON BEACH, FL 33437
TELEPHONE: (516) 771-5900	TELEPHONE: (561) 733-0296
FACSIMILE: (516) 771-2598	FACSIMILE: (56 I) 740-0613

INDEPENDENT AUDITORS' REVIEW REPORT

We have reviewed the accompanying balance sheet of Postal Holdings (the "Company") of March 31, 2007 and the related statements of operations for the three and six months ending March 31, 2007 and 2006 and statements of cash flows for the six months ending March 31, 2007 and 2006. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with generally accepted accounting principles in the United States of America.

Lawrence Scharfman & Co., CPA P.C. has previously audited, in accordance with generally accepted auditing standards established by the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Postal Holdings as of September 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended September 31, 2006 and 2005 and in our report dated February 8, 2007.

/s/ Lawrence Scharfman
Boynton Beach Florida	Lawrence Scharfman CPA

July 1, 2007

- LICENSED IN FLORIDA & NEW YORK -

Postal Holdings

Consolidated Balance Sheet

(unaudited)

March 31,
2007
Assets

Current assets:
Cash	$10,091
Inventory	14,879
Total current assets	24,970

Fixed assets, net	7,309

Other assets
Intangible asset	10,000
Deposits	2,453
12,453

$44,732

Liabilities and Stockholders' (Deficit)

Current liabilities:
Accounts payable	$4,180
Accrued liabilities	778
Notes payable - related party	18,152
Total current liabilities	23,110

Long-term liabilities	-

23,110

Stockholders' (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued or outstanding	$-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 2,100,000 shares issued
and outstanding at March 31, 2007	2,100
Additional paid in capital	47,900
Accumulated (deficit)	(28,378)
21,622

$44,732

The accompanying notes are an integral part of these financial statements.

Postal Holdings

Consolidated Statements of Operations

(unaudited)

	For the three months ended		For the six months ended
	March 31,		March 31,
	2007	2006	2007	2006

Revenue	$120,257	$113,283	$238,025	$174,135
Cost of sales	108,400	105,400	210,206	151,574

Gross profit	11,857	7,883	27,819	22,561

Expenses:
General and administrative expenses	3,389	2,922	4,222	5,095
Depreciation	337	337	674	674
Professional fees	10,000	-	10,000	-
Rent	4,740	4,500	9,317	10,600
Salaries and wages	2,600	1,350	8,986	5,884
Total expenses	21,066	9,109	33,199	22,253

Net (loss)	$(9,209)	$(1,226)	$(5,380)	$308

Weighted average number of
common shares outstanding - basic and fully diluted	2,016,304	1,000,000	2,030,220	1,000,000

Net (loss) per share - basic and fully diluted	$(0.00)	$(0.00)	$(0.00)	$0.00

The accompanying notes are an integral part of these financial statements.

Postal Holdings

Consolidated Statements of Cash Flows

(unaudited)

	Six months ended
	March 31,
	2007	2006

Cash flows from operating activities
Net income (loss)	$(5,380)	$308
Depreciation	674	674
Shares issued for services	10,000	-
Adjustment to reconcile net (loss) to net cash
Prepaid expenses	7,500	(7,500)
Inventory	(5,167)	(3,978)
Accounts payable and accrued expenses	3,600	1,585
Net cash provided (used) by operating activities	11,227	(8,911)

Cash flows from financing activities
Proceeds from notes payable - related party	-	17,300
Payment on notes payable - related party	(2,207)	(5,134)
	(2,207)	12,166

Net increase in cash	9,020	3,255
Cash - beginning	1,071	787
Cash - ending	$10,091	$4,042

Supplemental disclosures:
Interest paid	$-	$-
Income taxes paid	$-	$-

Shares issued for services	$10,000	$-

The accompanying notes are an integral part of these financial statements.

Postal Holdings

Notes to the Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND OPERATIONS

Nature of Organization

Postal Holdings (“PH”) was incorporated in the state of Nevada on September 22, 2005 and is an integrated retail and business services company focused on postal and shipping services.

On September 22, 2005, PH acquired 100% membership interest in What-If, LLC a Nevada Limited Liability Company in exchange for 1,000,0000 shares of it’s par value common stock.

NOTE 2 – RELATED PARTY ACQUISITION

On September 22, 2005, the Company entered into an “Acquisition Agreement” to be completed between Postal Holdings and What-If, LLC whereby the Company would acquire 100% of the membership interest of What-If, LLC in exchange for 1,000,000 shares of the Company’s par value common stock. On September 30, 2005, the Company consummated the acquisition through the issuance of shares. Although Postal was the legal acquirer and surviving entity, due to common control, for accounting purposes the acquisition was treated as a recapitalization or a reverse acquisition. Accordingly, the 1,000,000 common shares held by the Company's shareholders were deemed to have been issued in exchange for the Company's net liabilities at the date of the acquisition.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.

The accompanying un-audited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSBand Item 310(b) of Regulation S-B of the Securities and Exchange Act of 1934. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. Interim results are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year. These un-audited consolidated financial statements should be read in conjunction with the Company's audited financial statements and notes thereto and Management’s Discussion and Analysis as included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2006.

Principles of Consolidation

The accompanying financial statements consolidate the accounts of PH and its wholly-owned subsidiary. All significant inter-company transactions and balances have been eliminated in consolidation.

Postal Holdings

Notes to the Consolidated Financial Statements

Inventory

Inventories are stated at the lower of cost (first-in, first-out basis) or market (net realizable value).

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4 -PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2007 and 2006 consists of the following:	2007	2006
Leasehold improvements	$4,400	$4,400
Office equipment	5,045	5,045
Furniture and fixtures	-0-	-0-
	9,445	9,445
Less accumulated depreciation and amortization	2,136	786
	$7,309	$8,659

NOTE 5 - NOTES PAYABLE RELATED PARTY

Notes payable at March 31, 2007 and 2006 consist of the following:

Note payable, due upon demand, non-interest bearing	$18,152	$25,012

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Operating leases

The Company leases certain business space under an operating lease agreement with an unrelated party. The base rent under the agreement is approximately $1,600 per month. The related lease expires August 31, 2008.

The following is a schedule of future minimum rental payments (exclusive of common area charges) required under the operating lease having a remaining non-cancelable lease term in excess of one year as of March 31, 2007:

Postal Holdings

Notes to the Consolidated Financial Statements

Period ended March 31, 2007
2007	14,400
2008	19,200
$33,600

Rent expense charged to operations was $9,317 and $10,600 for the three months ended March 31, 2007 and 2006, respectively.

The leases also contain provisions for contingent rental payments based upon increases in taxes, insurance and common area maintenance expenses as well as renewal options.

Franchise agreements

On August 1, 2005, the Company’s wholly owned subsidiary, What-If, LLC entered into a fifteen year Franchise Agreement with Goin’ Postal Franchise Corporation™ whereby the Company is required to pay a royalty fee in the amount of $200 each month, the Franchise agreement expires July 31, 2020.

The following is a schedule of future royalty payments required under the agreement that have remaining non-cancelable term in excess of one year as of March 31, 2007:

Period ended March 31,
2007	$1,800
2008	2,400
2009	2,400
2010	2,400
2011 and thereafter	24,000
$33,000

NOTE 7 - STOCKHOLDERS' EQUITY

The Company is authorized to issue 10,000,000 shares of $0.001 par value common stock and 100,000,000 shares of $0.001 par value preferred stock.

On February 5, 2007, the Company issued 100,000 shares of its common stock for professional services valued at $10,000.

There have been no issuances of common stock.

_____________________ TABLE OF CONTENTS

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

Postal Holdings

$50,000

prospectus

Dealer Prospectus Delivery Obligation

Until the offering termination date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Summary Financial Information

Risk Factors

Lack of Operating History

Dependency on sole officer & director

Lack of experience by our sole officer

Sole Officer involved in other businesses

Competition

Requirement of additional capital

Going Concern

No public market for our stock

Special Note Regarding Forward-Looking Information

Capitalization

Use of Proceeds

Determination of Offering Price

Dilution

Plan of Distribution and Terms of the Offering

Legal Proceedings

Director, Executive Officers, Promoters and Control Persons

Security Ownership of Certain Beneficial Owners and Management

Description of Securities

Interest of Named Experts and Counsel

Disclosure of Commission Position of Indemnification of Securities Act Liabilities

Description of Business

Reports to Stockholders

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Description of Property

Certain Relationships and Related Party Transactions

Market for Common Equity and Related Stockholders Matters

Dividends

Executive Compensation

Shares Eligible for Future Sale

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Index to Financial Statements

Independent Auditors Report

Balance Sheet

Statement of Operations

Statement of Stockholders’ Equity

Statement of Cash Flows

Notes to Financial Statements

Independent Auditors Review Report

Balance Sheet

Statement of Operations

Statement of Cash Flows

Notes to Financial Statements

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PART II: Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of Postal Holdings in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Postal Holdings if they were not engaged in willful misfeasance or malfeasance in the performance of his or his duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in Postal Holdings in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

RECENT SALES OF UNREGISTERED SECURITIES

During 2006, the Company issued 1,000,000 of its $0.001 par value common stock at $0.02 per share to its sole officers and director in exchange for cash at $20,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration “transactions by an issuer not involving any public offering.” There have been no other issuances of common stock.

During 2005, the Company issued 1,000,000 of its $0.001 par value common stock at $0.02 per share to its sole officers and director in exchange for 100% of the membership interest of What-If LLC, the entity holding the initial Goin’ Postal Store. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts

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from registration “transactions by an issuer not involving any public offering.”

In February 2007, the Company issued 50,000 shares of its common stock toward legal fees at a value of $0.10 per share. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 thereunder for transactions by an issuer not involving a public offering (with the recipients representing their intentions to acquire the securities for their own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

In February 2007, the Company issued 50,000 shares of its common stock toward accounting fees at a value of $0.10 per share. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 thereunder for transactions by an issuer not involving a public offering (with the recipients representing their intentions to acquire the securities for their own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Fees
Securities and Exchange Commission registration fee	$5.35
Legal fees and expenses	5,000
Copying	200
State Filing Fees	494.65
Total	$5,700

EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

(a)	Documents filed as part of this Report
1.	Financial Statements:
A.	INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Independent Auditors Report	F-1
Balance Sheet For the Period Ending September 30, 2006 and 2005	F-2

Statement of Operations For the Period September 22, 2005

(Inception) through September 30, 2006	F-3

Statement of Changes in Stockholders’ Deficit For the Period

September 22, 2005 (Inception) through September 30, 2006	F-4

Statement of Cash Flows For the Period September 22, 2005

(Inception) through September 30, 2006	F-5
Notes to Financial Statements	F-6 - F-12

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(b) Exhibits

EXHIBIT INDEX

Exhibit	Description
3(i)(a)*	Articles of Incorporation of Postal Holdings dated September 22, 2005
3(i)(b)*	Articles of Organization of What-If LLC, a Nevada limited liability company dated August 30, 2005
3(ii)(a)*	Bylaws of the Postal Holdings
3(ii)(b)*	Operating Agreement of What-If, LLC, a Nevada limited liability company
4*	Instrument defining the rights of security holders: (a) Articles of Incorporation (b) Bylaws (c) Stock Certificate Specimen
5*	Opinion of the Stoecklein Law Group
10.1*	Pre-Incorporation Agreement dated September 2005
10.2*	Franchise Agreement
10.3*	Subscription Agreement
11*	Statement Re: Computation of per share earnings
23.1*	Consent of Lawrence Scharfman & Co. CPC P.C.
23.2*	Consent of the Stoecklein Law Group
*	Filed herewith

UNDERTAKINGS

A.	The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.

(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 3, 2007.

Postal Holdings

Signature	Title	Date

/s/ Jefferey J. Herring	President	August 3, 2007
Jefferey J. Herring

/s/ Jefferey J. Herring	Sole Director	August 3, 2007
Jefferey J. Herring

/s/ Jefferey J. Herring	Principal Executive Officer	August 3, 2007
Jefferey J. Herring

/s/ Jefferey J. Herring	Principal Financial Officer	August 3, 2007
Jefferey J. Herring

/s/ Jefferey J. Herring	Principal Accounting Officer	August 3, 2007
Jefferey J. Herring

4